POWERNOMICS ENTERPRISES
DELMARVA NOTE PAYABLE - IMPUTED INTEREST COMPUTATION
--------------------------------------------------------------------------------


Date of note - May 1, 2000
Effective due date - December 31, 2000
Stated interest rate in the agreement - none
Imputed interest rate (based on Kemet line of credit) - 10%



Balance of note due on December 31, 2000                               $ 855,000
           Rate of interest for discount                 10.0%
           Number of months of the obligation               8
           Interest rate per month for the 8 months    0.8333%

Amount of the discount / reduction in Hurlock purchase price            $ 53,437
                                                                      ==========

Principal amount of the note after the discount is applied             $ 801,563
                                                                      ==========

Amount of interest to record each month for 8 months                     $ 6,680
                                                                      ==========


--------------------------------------------------------------------------------


ACCOUNTING - AFTER THE DISCOUNT IS APPLIED:

           Principal amount of the note as of May 1, 2000              $ 801,563
           Interest charge each month (at 0.8333%):
                                               May          $ 6,680
                                               June         $ 6,680
                                               July         $ 6,680
                                               August       $ 6,680
                                               September    $ 6,680
                                               October      $ 6,680
                                               November     $ 6,680
                                               December     $ 6,679
           Total accrued interest over the life of the note             $ 53,437
                                                                      ----------

           Balance due to DelMarva on December 31, 2000                $ 855,000
                                                                      ==========